Calculation of Filing Fee Tables
S-1
Agility Robotics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.0001 par value per share	Other	4,212,500	$ 10.28	$ 43,304,500.00	0.000087	$ 3,767.49
Fees to be Paid	2	Equity	Common stock, $0.0001 par value per share	Other	160,899,555	$ 10.28	$ 1,654,047,425.40	0.000087	$ 143,902.13
Fees to be Paid	3	Equity	Warrants to purchase Common Stock	Other	72,500		$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,697,351,925.40		$ 147,669.62
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,575.12
			Net Fee Due:						$ 141,094.50
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (2) Represents the sum of a primary offering of up to 4,212,500 shares of our common stock, $0.0001 par value per share (''Common Stock"), consisting of (i) 50,000 shares issuable upon exercise of Private Warrants (ii) 22,500 shares of Common Stock that are issuable upon exercise of warrants issued to the Sponsor upon the settlement of the Sponsor Promissory Notes and (iii) 4,140,000 shares issuable upon exercise of Public Warrants, and states an assumed warrant exercise price of $11.50 per share. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC ("Nasdaq") on November 5, 2026 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

[2]	(1) Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (2) Represents the sum of (i) the resale of 160,899,555 shares of our common stock, $0.0001 par value per share ("Common Stock"), issued in connection with the Business Combination described in the prospectus forming part of this registration statement, consisting of 13,800,000 Founder Shares, 500,000 CCXI Private Placement Shares, 146,285,584 shares of Common Stock issued to the Legacy Agility Holders in connection with the Business Combination registrable pursuant to that certain Amended and Restated Registration Rights Agreement, up to 50,000 shares of Common Stock issuable upon the exercise of the Private Warrants, up to 225,000 shares issued to the Sponsor in connection with the settlement of the Sponsor Promissory Notes, up to 22,500 shares of Common Stock issuable upon the exercise of warrants issued to the Sponsor upon the settlement of the Sponsor Promissory Notes and up to 16,471 shares of Common Stock issuable upon the exercise of warrants issued to certain Legacy Agility Holders. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on Nasdaq on November 5, 2026 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission) (4) Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $11.50 per share of Common Stock. (5) Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.

[3]	(1) Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (2) Represents the sum of (i) up to 50,000 Private Warrants and (ii) 22,500 Warrants (collectively the "Resale Warrants") registered for resale by the selling securityholders identified in this registration statement, and states an assumed warrant exercise price of $11.50 per share. (3) In accordance with Rule 457(g), the entire registration fee for the Resale Warrants is allocated to the shares of Common Stock underlying the Resale Warrants, and no separate fee is payable for the Warrants.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Agility Robotics, Inc.	S-1	333-291626	11/18/2025		$ 5,479.12	Equity	Common stock, $0.0001 par value per share	3,450,000	$ 39,675,000.00
Fee Offset Claims	2	Agility Robotics, Inc.	S-1	333-292183	12/16/2025		$ 1,096.00	Equity	Common stock, $0.0001 par value per share	690,000	$ 7,935,000.00
Fee Offset Sources		Agility Robotics, Inc.	S-1	333-291626		11/18/2025						$ 5,479.12
Fee Offset Sources		Agility Robotics, Inc.	S-1	333-292183		12/16/2025						$ 1,096.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant is the successor to Churchill Capital Corp XI, which domesticated as a Delaware corporation and changed its name to "Agility Robotics, Inc." in connection with the Business Combination that closed on November 4, 2026. Churchill Capital Corp XI paid an aggregate registration fee of $5,479.12 in connection with the registration of 3,450,000 shares of Class A ordinary shares, par value $0.0001 (the "Class A ordinary shares"), underlying the Public Warrants it sold in its initial public offering under a registration statement on Form S-1 (File No. 333-291626) (the "Initial Registration Statement"), consisting of $5,479.12 paid upon the initial filing on November 18, 2025 and amended on December 10. 2025, which registration statement was declared effective by the Securities and Exchange Commission on December 16, 2025. The offering under such registration statement has terminated, and the 3,450,000 of these securities that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon filing of this registration statement has been offset by $5,479.12.

[2]	Churchill Capital Corp XI filed a registration statement on Form S-1 (File No. 333-292183) to register additional 690,000 Class A ordinary shares underlying the Public Warrants under the Initial Registration statement, consisting of $1,096.00 paid upon the filing on December 16, 2025. The offering under such registration statement has terminated, and the 690,000 of these securities that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon filing of this registration statement has been offset by $1,096.00.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date